UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2002
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated April 8, 2002
2.       Press Release of the Company dated April 9, 2002
3.       Press Release of the Company dated April 10, 2002
4.       Press Release of the Company dated April 11, 2002

Item 9.         Regulation FD Disclosure

On April 8, 2002, the Company announced that Pembridge Group has granted the Company a 60-90 period to evaluate, consider or complete certain potential strategic alternatives before continuing to engage in discussions regarding Pembridge's proposal to take Imagis private or to make a potential strategic investment.

On April 9, 2002, the Company announced that it has received an order from T.C. Vilsa S.A. (Imagis' Latin American business partner) of Mexico City for Imagis' Computerized Arrest and Booking System ("CABS"), ID-2000 facial recognition and its evidence tracking module to classify and locate incident-related evidence.

On April 10, 2002, the Company announced the appointment of Charles Giannetti as Regional Director in Washington, DC.

On April 11, 2002, the Company announced the appointment of Messrs. Murray Jamieson as Vice-President, Product Development and Services and Earl van As as Director of Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: April 19, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued April 8, 2002
99.2	Press release issued April 9, 2002
99.3	Press release issued April 10, 2002
99.4	Press release issued April 11, 2002